UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2003

NYMAGIC, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	___1-11238____ (Commission File Number)	13-3534162 (IRS Employer Identification No.)

919 Third Avenue, New York, New York (Address of principal executive offices)	___10022 (Zip Code)

Registrant's telephone number, including area code 212.551.0600

______330 Madison Avenue, New York, New York 10017_____ (Former name or former address, if changed since last report.)

Item 5.              Other Events.

            On December 11, 2003, the Registrant and certain Selling Shareholders executed an Underwriting Agreement, pursuant to which the Selling Shareholders expect to complete an offering of 2,000,000 of the Registrant's common shares (the "Common Shares"), or up to 2,150,000 Common Shares if the underwriters' over-allotment option is exercised (the "Offering"), pursuant to the Registration Statement on Form S-3 (File No. 333-106547), including the Prospectus, as supplemented.  An executed copy of the Underwriting Agreement relating to the Common Shares is included as an exhibit hereto and is incorporated herein by reference.

Item 7.              Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated December 11, 2003, among Keefe, Bruyette & Woods, Inc., Friedman, Billings, Ramsey & Co., Inc. and Ferris, Baker Watts, Incorporated, as Representatives for the Underwriters named in Schedule B thereto, and NYMAGIC, INC. and the Selling Shareholders named in Schedule A thereto.

99.1	Press Release, dated December 12, 2003.

Item 9  Regulation FD Disclosure.

            On December 12, 2003, NUMAGIC, INC. issued a press release announcing the pricing of the Offering.  The press release is attached hereto as an exhibit and is hereby incorporated in its entirety by reference.

In accordance with general instruction B.2 of Form 8-K, the information listed under Item 9, including exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2003

                                                                                    NYMAGIC, INC.

                                                                                    By:  /s/  Paul J. Hart
                                                                                                Paul J. Hart
                                                                                                General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated December 11, 2003, among Keefe, Bruyette & Woods, Inc., Friedman, Billings, Ramsey & Co., Inc. and Ferris, Baker Watts, Incorporated, as Representatives for the Underwriters named in Schedule B thereto, and NYMAGIC, INC. and the Selling Shareholders named in Schedule A thereto.

99.1	Press Release, dated December 12, 2003.